As filed with the Securities and Exchange Commission on November 25, 1997
                                               Registration No. 333-_____
==========================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549
                            --------------
                               FORM S-8
                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933
                            --------------

                       PRIMA ENERGY CORPORATION
          (Exact name of registrant as specified in its charter)

           Delaware                                 84-1097578
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorpoation or organization)

     1801 Broadway, Suite 500  Denver, CO                     80202
   (Address of Principal Executive Offices)                (ZIP Code)

              PRIMA ENERGY CORPORATION 1993 STOCK INCENTIVE PLAN
                          (Full title of the plan)

                        Richard H. Lewis, President
                         Prima Energy Corporation
                         1801 Broadway, Suite 500
                         Denver, Colorado  80202
                 (Name and address of agent for service)

                              (303) 297-2100
      (Telephone number, including area code, of agent for service)

                                Copies to:

Sandra J. Irlando, V.P., Accounting            Thomas H. Maxfield, Esq.
    Prima Energy Corporation                       Baker & Hostetler
    1801 Broadway, Suite 500               303 East 17th Avenue, Suite 1100
    Denver, Colorado  80202                     Denver, Colorado  80203

                     CALCULATION OF REGISTRATION FEE
===========================================================================
                                     Proposed     Proposed
                                      maximum      maximum
                                     offering     aggregate    Amount of
Title of securities   Amount to be   price per    offering    registration
to be registered      registered     share (1)    price (1)      fee (2)
-------------------   ------------   ---------   -----------  ------------
Common Stock            600,000       $20.00     $12,000,000     $3,636

(1)Calculated pursuant to Rule 457(h), based on an assumed exercise price of $20.00 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on November 24, 1997.
(2)Registration fee is calculated on the basis of 1/33 of 1% of the proposed maximum aggregate offering price of $12,000,000.
===========================================================================

                                  PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") and the Note to
Part I of Form S-8.

PROSPECTUS

                           600,000 Shares

                     PRIMA ENERGY CORPORATION

                           Common Stock

      Prima Energy Corporation, a Delaware corporation (the "Company"), is registering for possible future resale, from time to time, by the holders thereof (the "Selling Stockholders"), who may be deemed to be "affiliates" of the Company, within the meaning of the rules and regulations under the Securities Act of 1933, as amended (the "Securities Act"), 600,000 shares (the "Shares") of the Company's common stock, par value $0.015 per share (the "Common Stock"). See "Selling Stockholders." The Shares being offered are those acquired by Selling Stockholders upon exercise of options to purchase up to 600,000 shares of Common Stock (the "Options") granted to Selling Stockholders under the Company's 1993 Stock Incentive Plan (the "Plan"). The Company has agreed to pay all fees and expenses incurred by the Company incident to this offering. It is estimated that such fees and expenses will be approximately $12,000. The Company will not receive any proceeds from the sale of the Shares.

      The Common Stock is traded on the Nasdaq National Market under the symbol "PENG." On November 24, 1997, the closing sales price of the Common Stock was $19.50 per share.

                        -----------------------

        Prospective purchasers of Common Stock should consider
                carefully the matters set forth under
                 "Risk Factors" beginning on Page 6.

                        -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                         IS A CRIMINAL OFFENSE.

                        ----------------------

      The Selling Stockholders may offer the Shares offered hereby from time to time to purchasers directly or through agents, brokers or dealers. The Shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The agents, brokers or dealers through whom sales are made may be deemed to be "underwriters" within the meaning of the Securities Act and any amounts received by them in exchange for their services in connection with such sales may be deemed to be underwriting commissions. See "Plan of Distribution."





                          November 25, 1997

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


                         AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on the Nasdaq National Market. The foregoing materials can also be inspected at the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

      The Company has also filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares offered hereby, reference is made to the Registration Statement, copies of which may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

     In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The Company is such a filer. The Commission's web site address is (http://www.sec.gov).

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, which have been filed by the Company with the Commission, are hereby incorporated by reference into this Prospectus:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A which was filed with the Commission on November 3, 1980.

      All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide, without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Sandra J. Irlando, Vice President of Accounting, at the Company's principal executive offices located at 1801 Broadway, Suite 500, Denver, Colorado 80202. Telephone requests may be directed to Ms. Irlando at (303) 297-2100.

                              THE COMPANY

      The Company was incorporated in April 1980 for the purpose of engaging in the exploration for, and the acquisition, development and production of crude oil and natural gas and for other related business activities. In more recent years, the Company's activities, through its wholly owned subsidiaries, have expanded to include oil and gas property operations, oilfield services and natural gas marketing and trading.

      The Company's oil and gas exploration and production activities are conducted by Prima Oil & Gas Company, a wholly owned subsidiary. Crude oil and natural gas marketing and trading is conducted by Prima Natural Gas Marketing, Inc., a wholly owned subsidiary of Prima Oil & Gas Company.
Action Oil Field Services, Inc., a wholly owned subsidiary of Prima Oil & Gas Company, is involved in various aspects of the oilfield service business.


                            RISK FACTORS

      In addition to the other information contained in, or incorporated by reference into, this Prospectus, prospective purchasers in this offering should carefully consider the following factors relating to the Company and its businesses and the oil and natural gas industry when evaluating an investment in the shares offered hereby.

      VOLATILITY OF OIL AND NATURAL GAS PRICES. Historically, oil and natural gas prices have been volatile and are likely to continue to be volatile. Prices are affected by, among other things, market supply and demand factors, market uncertainty, and actions of the United States and foreign governments and international cartels. These factors are beyond the control of the Company. To the extent that oil and gas price decline, the Company's revenues, cash flows, earnings and operations would be adversely impacted. The Company is unable to accurately predict future oil and natural gas prices.

      UNCERTAINTY OF OIL AND NATURAL GAS RESERVE ESTIMATES. Estimates of the Company's proved reserves and future net revenues are based on engineering reports prepared by Company personnel. These estimates are based on several assumptions that the Securities and Exchange Commission requires oil and natural gas companies to use, including for example, constant oil and natural gas prices. Such estimates are inherently imprecise indications of future net revenues. Actual future production, revenues, taxes, production costs and development costs may vary substantially from those assumed in the estimates. Any significant variance could materially affect the estimates. In addition, the Company's reserves might be subject to upward or downward adjustment based on future production, results of future exploration and development, prevailing oil and natural gas prices and other factors.

      RISKS OF OIL AND NATURAL GAS EXPLORATION, DEVELOPMENT AND PRODUCTION. The search for oil and natural gas often results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, do not produce oil or natural gas in sufficient quantities to return a profit on the costs incurred. No assurance can be given that any oil or natural gas reserves located by the Company in the future will be commercially productive. In addition, the cost of drilling, completing and operating wells is often uncertain, and drilling may be delayed or cancelled as a result of many factors, including unacceptably low oil and natural gas prices, availability of drilling rigs, oil and natural gas property title problems, inclement weather conditions and financial instability of well operators and working interest owners. Furthermore, the availability of a ready market for the Company's oil and natural gas depends on numerous factors beyond its control, including demand for and supply of oil and natural gas, general economic conditions, proximity of natural gas reserves to pipelines, weather conditions and government regulation.

      NEED TO REPLACE RESERVES. As is customary in the oil and gas exploration and production industry, the Company's future success depends upon its ability to continue to find, develop or acquire additional oil and gas reserves that are economically recoverable. Unless the Company replaces the reserves that it produces through successful development, exploration or acquisition, the Company's proved reserves will decline. Further, approximately 90% of the Company's proved reserves at December 31, 1996, were located in the Wattenberg area of the Denver-Julesburg Basin, where wells are characterized by relatively rapid decline rates. Additionally, approximately 24% of the Company's total proved reserves at December 31, 1996, were undeveloped. Recovery of such reserves will require significant capital expenditures and successful drilling operations. There can be no assurance that the Company will continue to be successful in its effort to develop or replace its proved reserves.

      HEDGING ACTIVITIES. Part of the Company's business strategy is to periodically use both commodity futures contracts and price swaps to hedge the impact of the volatility of oil and natural gas prices on a portion of its production and gas marketing activities. In certain circumstances, significant reductions in production, due to unforeseen events, could require the Company to make payments under the hedge agreements even though such payments are not offset by production. To reduce this risk, the Company strives to keep a percentage of its production unhedged. Hedging will also prevent the Company from receiving the full advantage of increases in oil or natural gas prices above the amount specified in the hedge. Based upon average daily production for the nine months ended September 30, 1997, the Company's hedge agreements covered approximately 39% and 37% of the Company's daily average oil and natural gas production, respectively.

      COMPETITION. The Company competes with numerous other companies and individuals, including many that have significantly greater resources, in virtually all facets of its business. Such competitors may be able to pay more for desirable leases and to evaluate, bid for and purchase a greater number of properties than the financial or personnel resources of the Company permit. The ability of the Company to increase reserves in the future will be dependent on its ability to select and acquire suitable producing properties and prospects for future exploration and development. The availability of a market for oil and natural gas production depends upon numerous factors beyond the control of producers, including but not limited to the availability of other domestic or imported production, the locations and capacity of pipelines, and the effect of federal and state regulation on such production. Domestic oil and natural gas must compete with imported oil and natural gas, coal, atomic energy, hydroelectric power and other forms of energy.

      OPERATING HAZARDS AND UNINSURED RISKS. The oil and gas business involves a variety of operating risks, including the risk of fire, explosions and blow-outs, as well as risks associated with production, marketing and general economic conditions. The Company maintains insurance against some, but not all, of these risks, any of which could result in substantial losses to the Company. There can be no assurance that any insurance would be adequate to cover any losses or exposure to liability or whether insurance will continue to be available at premium levels that justify its purchase or whether it will be available at all.

      GOVERNMENT REGULATION. All aspects of the oil and gas industry are extensively regulated by federal, state and local governments in all areas in which the Company has operations. Regulations govern such things as drilling permits, environmental protection and pollution control, spacing of wells, the unitization and pooling of properties, reports concerning operations, royalty rates and various other matters including taxation. Oil and gas industry legislation and administrative regulations are periodically changed for a variety of political, economic and other reasons. These regulations may substantially increase the cost of doing business and sometimes prevent or delay the starting or continuing of any given exploration or development project and may adversely affect the economics of capital projects. At the present time it is impossible to predict what effect current and future proposals or changes in existing laws or regulations will have on operations, estimates of oil and natural gas reserves, or future revenues. The costs of complying, monitoring compliance and dealing with the agencies that administer these regulations can be significant.


                              USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Shares.


                             DIVIDEND POLICY

      Holders of common stock are entitled to receive such dividends as may be declared by Prima's Board of Directors. Future dividends, if any, will be evaluated based on, among other things, operating results and financial condition of the Company at the time.

                       SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the Selling Stockholders and the beneficial ownership of Common Stock by each of them before and after the offering being made hereby. Such information was provided to the Company by the Selling Stockholders for inclusion in this Prospectus. Additional information concerning the Selling Stockholders and the Shares is set forth in the notes to the table. The Company may supplement this Prospectus from time to time to disclose the names, relationships to the Company and holding of shares of the existing or additional Selling Stockholders.

                                    Shares Owned    Shares    Shares Owned
                                       Before       Being        After
                                      Offering     Offered   Offering (1)
                   Position with   --------------   In the   --------------
Name                   Company     Number Percent  Offering  Number Percent
------------------ --------------- ------ -------  --------  ------ -------

John H. Carpenter  Vice President, 15,365(2)   *    22,500    1,865     *
                      Marketing
Michael K. Decker  Vice President, 31,076(3)   *    30,000   10,076     *
                    Exploitation
Sandra J. Irlando  Vice President, 42,768(3)   *    30,000   21,768     *
                     Accounting
Richard H. Lewis     Chairman,    862,469(4) 14.7  195,000  736,469   12.8
                     President,
                     Treasurer
John D. Longwell      Sr. Vice    102,347(5)  1.8   60,000   60,347    1.0
                     President,
                     Operations
G. Walter Lunsford Vice President, 67,076(3)  1.2   30,000   46,076     *
                       Land

--------------------
*  Less than 1%.

(1)  Assumes all Shares offered hereby are sold.

(2) Includes 13,500 Shares purchasable under Options currently exercisable under the Plan or exercisable within 60 days from the date hereof, but does not include an additional 9,000 Shares purchasable under Options exercisable more than 60 days from the date hereof.

(3) Includes 21,000 Shares purchasable under Options currently exercisable under the Plan or exercisable within 60 days from the date hereof, but does not include an additional 9,000 Shares purchasable under Options exercisable more than 60 days from the date hereof.

(4) Includes 126,000 Shares purchasable under Options currently exercisable under the Plan or exercisable within 60 days from the date hereof, but does not include an additional 69,000 Shares purchasable under Options exercisable more than 60 days from the date hereof.

(5) Includes 42,000 Shares purchasable under Options currently exercisable under the Plan or exercisable within 60 days from the date hereof, but does not include an additional 18,000 Shares purchasable under Options exercisable more than 60 days from the date hereof.

                          PLAN OF DISTRIBUTION

      The distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market or otherwise, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any commissions received by them may be deemed to be underwriting compensation.

      In accordance with applicable rules and regulations promulgated under the Exchange Act, any person engaged in the distribution of any of the Shares may not simultaneously engage in market activities with respect to any of the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders may be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Shares by the Selling Stockholders.

      The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities, under the Securities Act.


                            LEGAL MATTERS

      The validity of the Shares offered hereby will be passed upon for the Company by Baker & Hostetler LLP, Denver, Colorado.


                                EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                                  PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

      The information called for by this Item 3 appears on page 5 of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

      None.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

      The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of the Registrant against liability, including liability under the Securities Act of 1933:

      1. Under provisions of the Certificate of Incorporation of the Registrant, each person who is or was a director, officer or controlling persons of the Registrant will be indemnified by the Registrant as a matter of right to the extent permitted or authorized by law. The effects of the Certificate of Incorporation and the Delaware General Corporation Law may be summarized as follows:

          (a) Under Delaware law, to the extent that such a person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action;

          (b) In other circumstances, a director or officer of the Registrant may be indemnified against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; however, in an action or suit by or in the right of the Registrant to procure a judgment in its favor, such person will not be indemnified if he has been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. A determination that indemnification of a director or officer is proper will be made by a disinterested majority of the Registrant's Board of Directors, by independent legal counsel, or by the stockholders of the Registrant; and

          (c) The Registrant's Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, the liability of directors of the Registrant from monetary damages arising from any breach of fiduciary duties as a member of the Registrant's Board of Directors. This provision will not eliminate liability, for among other matters, breaches of duty of loyalty, acts or omissions not in good faith or knowing violations of law, unlawful payments of dividends or unlawful stock purchases or redemption or any transaction from which the director derived an improper personal benefit. In addition, this provision will not eliminate or limit the liability of a director for any act or omission occurring prior to the date of the Registrant's reincorporation in the state of Delaware.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

      Not applicable.

Item 8.  Exhibits.
         --------

      The following exhibits are filed herewith:


           Item 601
Exhibit     Cross
Number    Reference   Document as Form S-8 Exhibit
-------   ---------   ----------------------------

 4.1          4       Article Five of the Certificate of Incorporation of
                      Prima Energy Corporation (Incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Prima Energy Corporation for the nine months ended September 30, 1997, Commission File No.
                      0-9408.)

 5.1          5       Opinion re Legality (with Consent)

10.1         10       Prima Energy Corporation 1993 Stock Incentive Plan
                      (Incorporated herein by reference to Exhibit 10.4 to the Annual Report on Form 10-K of Prima Energy
                      Corporation for the year ended December 31, 1993, Commission file No. 0-9408.)

23.1         23       Consent of Deloitte & Touch LLP


Item 9.  Undertakings.
         ------------

      1.  The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (b) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on the 25th day of November, 1997.

                                       PRIMA ENERGY CORPORATION


                                       By: /s/ Richard H. Lewis
                                           ------------------------------
                                           Richard H. Lewis
                                           Chairman of the Board, President
                                           and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of November 25, 1997, by the following persons in the capacities indicated:


/s/ Richard H. Lewis              Chairman of the Board, President and
-------------------------         Treasurer (Principal Executive and
Richard H. Lewis                  Financial Officer)


/s/ Sandra J. Irlando             Vice President of Accounting and
-------------------------         Controller (Principal Accounting
Sandra J. Irlando                 Officer


/s/ Robert E. Childress           Director
-------------------------
Robert E. Childress


/s/ Douglas J. Guion              Director
-------------------------
Douglas J. Guion


/s/ John P. Lockridge             Director
-------------------------
John P. Lockridge


                                  Director
-------------------------
George L. Seward